Earnings Release Q3 2024	Exhibit 99.1
Coursera Reports Third Quarter 2024 Financial Results
•Delivered third quarter revenue of $176 million
•Reported net cash provided by operating activities of $27.8 million; Free Cash Flow of $16.7 million

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced financial results for its third quarter ended September 30, 2024.

“In the third quarter, we demonstrated strong progress across Coursera's learning ecosystem. We welcomed ten new partners and launched more than a dozen industry micro-credentials, many of which teach emerging skills in generative AI,” said Coursera CEO Jeff Maggioncalda. “Together with our trusted educators, we are establishing Coursera as the global destination for individuals and institutions seeking high-quality education and in-demand skills for the rapidly changing economy.”

Financial Highlights for Third Quarter 2024
•Total revenue was $176.1 million, up 6% from $165.5 million a year ago.
•Gross profit was $96.2 million or 55% of revenue, compared to $83.3 million or 50% of revenue a year ago. Non-GAAP gross profit was $98.1 million or 56% of revenue, compared to $84.9 million or 51% of revenue a year ago.
•Net loss was $(13.7) million or (7.8)% of revenue, compared to $(32.1) million or (19.4)% of revenue a year ago. Non-GAAP net income was $16.6 million or 9.4% of revenue, compared to a non-GAAP net loss of $(2.1) million or (1.3)% of revenue a year ago.
•Net loss per share was $(0.09), compared to $(0.21) a year ago. Non-GAAP net income per share was $0.10, compared to $(0.01) a year ago.
•Adjusted EBITDA was $13.3 million or 7.6% of revenue, compared to $(5.3) million or (3.2)% of revenue a year ago.
•Net cash provided by operating activities was $27.8 million, compared to $19.8 million a year ago. Free Cash Flow was $16.7 million, compared to $13.5 million a year ago.

“Our strong bottom-line performance continues to demonstrate our commitment to driving sustainable growth while expanding profitability, no matter the environment in which we operate,” said Ken Hahn, Coursera’s CFO. “We are raising the midpoint of our full year 2024 EBITDA Margin outlook by 170 basis points to 5.4% as we focus our efforts on Coursera's core capabilities that can deliver long-term growth.”
For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Operating Segment Highlights for Third Quarter 2024
•Consumer revenue was $102.3 million, up 3% from a year ago on growth in Coursera Plus, including recent certificate launches from industry partners. Segment gross margin was $55.3 million, or 54% of Consumer revenue, compared to 52% a year ago. We added more than 7 million new registered learners during the quarter for a total of 162 million.
•Enterprise revenue was $60.4 million, up 10% from a year ago driven by growth in our business, campus, and government verticals. The total number of Paid Enterprise Customers increased to 1,564, up 19% from a year ago. Segment gross margin was $42.3 million, or 70% of Enterprise revenue, compared to 68% a year ago. Our Net Retention Rate for Paid Enterprise Customers was 89%.
•Degrees revenue was $13.4 million, up 15% from a year ago on scaling of recent program launches. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 26,400, up 29% from a year ago.
All key business metrics are as of September 30, 2024. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Earnings Release Q3 2024
Content, Customer, and Platform Highlights

Content and Credentials:
•Announced nine new entry-level Professional Certificates from new and existing industry partners, including Adobe, ADP, Amazon, Epic Games, IBM, and Microsoft.
•Introduced more than 20 new and upgraded generative AI certificates and Specializations from expert instructors like Google, IBM, and Microsoft.
•Welcomed ten new educator partners to the Coursera ecosystem, including leading universities such as Saïd Business School - University of Oxford, Dubai College of Tourism, IMD Business School, and Real Madrid Graduate School Universidad Europea, along with industry experts such as Adobe, Airbus Beyond, Amazon, Johns Hopkins Medicine, Liberty Mutual, and Xbox.

Enterprise Customers:
•Coursera for Business announced new and expanded talent development programs with Aptiv (Ireland), Antofagasta (Chile), and JSW Group (India).
•Coursera for Government partnered with the Saudi Arabia Ministry of Communications and Information Technology (MCIT) for human capital development in digital skills.
•Coursera for Campus expanded its partnership with the University of Texas System to offer Career Academy with industry micro-credentials to all health institutions across the state.

Learning Platform:
•Launched Coursera Coach for interactive instruction that includes immersive online learning experiences to help instructors bring in-classroom teaching methods to students in a scalable way, with Google Gemini as the first large language model to power the new capabilities.
•Announced Coursera Coach for career guidance, which will begin to transform the discovery experience on Coursera later this year by allowing learners to explore career paths, identify transferable skills, and receive tailored learning paths based on their experience and goals.
•Achieved India's National Skills Qualification Framework (NSQF) alignment for ten Professional Certificates from Google and IBM, expanding our global initiative for universities and employers interested in providing credit recognition for our growing catalog of industry content.

Highlights reflect developments since June 30, 2024 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook

•Fourth quarter 2024:
◦Revenue in the range of $174 to $178 million
◦Adjusted EBITDA in the range of $4.5 to $6.5 million
•Full year 2024:
◦Revenue in the range of $690 to $694 million
◦Adjusted EBITDA in the range of $36.5 to $38.5 million, raising our Adjusted EBITDA Margin outlook by 170 basis points to 5.4%

Expense Reduction Initiative

Additionally, the Company announced a commitment to reducing overall expenses, focusing efforts, and prioritizing future investments in key initiatives that are expected to drive long-term, sustainable growth. We expect this initiative to generate at least $30 million in annualized structural cost savings, creating capacity for targeted investments, as well as incremental profitability that will be reflected in our full year 2025 financial outlook to be provided on our fourth quarter and full year 2024 earnings release and conference call. In connection with this effort, we plan to reduce our global workforce by approximately 10% to better align our cost structure and personnel needs with our business objectives, growth opportunities, and operational priorities.

Earnings Release Q3 2024
Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its third quarter 2024 performance today, October 24, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our investor relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 162 million registered learners as of September 30, 2024. Coursera partners with over 350 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a Delaware public benefit corporation and a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers that are active on our platform at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, including organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Earnings Release Q3 2024

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” for a period by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end, or “Current Period ARR”. Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months but excludes revenue from new Paid Enterprise Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate for Paid Enterprise Customers.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such a degree program during the period, including students enrolled within any wind-down or teach-out periods of any existing programs. If a degree term spans multiple quarters, the student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP gross profit and non-GAAP net income (loss) as GAAP gross profit and GAAP net loss excluding: (1) stock-based compensation expense; (2) amortization of stock-based compensation expense capitalized as internal-use software costs; (3) payroll tax expense related to stock-based compensation; (4) merger and acquisition (“M&A”) related transaction costs; (5) costs and settlement (gains) losses related to significant and non-recurring legal matters, net of insurance recoveries; and (6) restructuring related charges. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the diluted weighted average shares of common stock outstanding.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other (income) expense, net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; (7) M&A related transaction costs; (8) costs and settlement (gains) losses related to significant and non-recurring legal matters, net of insurance recoveries; and (9) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities, less purchases of property, equipment, and software, capitalized internal-use software costs, and purchases of content assets as we consider these capital expenditures necessary to support our ongoing operations. Current and prior period Free Cash Flow amounts reported herein reflect the previously disclosed change to our definition of Free Cash Flow to include purchases of content assets.

We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Earnings Release Q3 2024
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design”, “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need”, “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our ability to enable a new era of education to better meet the needs of a changing global workforce; our belief regarding the accessibility of high quality education to learners anywhere in the world, including through the acceleration of our machine-learning translation initiative to meet the needs of learners coming to Coursera; the expected benefits of our differentiated catalog of high-quality, branded industry micro-credentials and its anticipated impact on our financial performance; our ability to invest in our platform’s multiple growth opportunities while demonstrating leverage and scale in our operating model; the anticipated features and benefits of our AI initiatives, expanded talent and skills development partnerships, new certificate and degree programs and partnerships, and our learning platform and offerings (including our machine-learning translation initiative, credit recommendations, new degree pathways, Coursera Coach, and Course Builder); our mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and educator partner relationships and our content and platform offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial and operational performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; our limited operating history; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing educator partner relationships and to develop new partnerships; our dependence on our educator partners’ content; risks related to our AI innovations and AI generally; our ability to compete effectively; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory matters impacting us or our educator partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to operations, regulatory, economic, and geopolitical conditions, current and future legal proceedings, the impact of actions to improve operational efficiencies and operating costs, our history of net losses and ability to achieve or sustain profitability, pandemics or similar widespread health crises, and our status as a certified B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q3 2024
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$176,089	$165,540	$515,494	$466,884
Cost of revenue(1)	79,856	82,267	239,589	226,442
Gross profit	96,233	83,273	275,905	240,442
Operating expenses:
Research and development(1)	31,615	37,616	99,926	122,711
Sales and marketing(1)	59,027	59,792	174,681	164,665
General and administrative(1)	27,361	25,449	81,874	75,909
Restructuring related charges(1)	—	—	2,145	(5,806)
Total operating expenses	118,003	122,857	358,626	357,479
Loss from operations	(21,770)	(39,584)	(82,721)	(117,037)
Other income, net:
Interest income, net	9,368	8,857	28,237	25,134
Other income (expense), net	219	(325)	(87)	(231)
Loss before income taxes	(12,183)	(31,052)	(54,571)	(92,134)
Income tax expense	1,506	1,038	3,348	4,063
Net loss	$(13,689)	$(32,090)	$(57,919)	$(96,197)
Net loss per share—basic and diluted	$(0.09)	$(0.21)	$(0.37)	$(0.64)
Weighted average shares used in computing net loss per share—basic and diluted	157,609,988	150,853,611	156,763,734	150,036,927
(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$594	$239	$1,963	$2,030
Research and development	10,186	11,595	32,060	38,363
Sales and marketing	5,757	7,479	22,199	23,335
General and administrative	8,730	8,540	26,918	23,780
Restructuring related charges	—	—	—	(5,605)
Total stock-based compensation expense	$25,267	$27,853	$83,140	$81,903

Earnings Release Q3 2024
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$719,439	$656,321
Marketable securities	—	65,746
Accounts receivable, net	47,572	67,418
Deferred costs, net	24,594	26,387
Prepaid expenses and other current assets	29,592	16,614
Total current assets	821,197	832,486
Property, equipment, and software, net	36,149	30,408
Operating lease right-of-use assets	3,781	4,739
Intangible assets, net	20,538	11,720
Other assets	32,474	41,180
Total assets	$914,139	$920,533

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$97,791	$101,041
Other accounts payable and accrued expenses	25,742	23,456
Accrued compensation and benefits	22,320	22,281
Operating lease liabilities, current	755	6,557
Deferred revenue, current	152,882	137,229
Other current liabilities	15,318	7,696
Total current liabilities	314,808	298,260
Operating lease liabilities, non-current	2,972	39
Deferred revenue, non-current	1,480	2,861
Other liabilities	1,597	3,179
Total liabilities	320,857	304,339
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,496,786	1,459,964
Treasury stock, at cost	(64,910)	(63,154)
Accumulated other comprehensive income	—	59
Accumulated deficit	(838,596)	(780,677)
Total stockholders’ equity	593,282	616,194
Total liabilities and stockholders’ equity	$914,139	$920,533

Earnings Release Q3 2024
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(57,919)	$(96,197)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,732	16,502
Stock-based compensation expense	83,140	81,903
Accretion of marketable securities	(235)	(12,301)
Impairment of long-lived assets	817	2,844
Other	418	693
Changes in operating assets and liabilities:
Accounts receivable, net	19,319	(9,032)
Prepaid expenses and other assets	(2,802)	(17,008)
Operating lease right-of-use assets	3,996	3,631
Accounts payable and accrued expenses	(3,767)	32,568
Accrued compensation and other liabilities	6,080	(2,003)
Operating lease liabilities	(5,906)	(5,980)
Deferred revenue	14,273	22,451
Net cash provided by operating activities	76,146	18,071
Cash flows from investing activities:
Purchases of marketable securities	—	(121,756)
Proceeds from maturities of marketable securities	66,000	380,000
Purchases of property, equipment, and software	(504)	(1,026)
Capitalized internal-use software costs	(13,579)	(11,463)
Purchase of minority interest	—	(1,701)
Purchases of content assets	(10,182)	(3,377)
Net cash provided by investing activities	41,735	240,677
Cash flows from financing activities:
Proceeds from exercise of stock options	6,852	20,901
Proceeds from employee stock purchase plan	3,816	3,530
Payments for repurchases of common stock	(36,705)	(58,453)
Payments for tax withholding on vesting of restricted stock units	(28,259)	(38,682)
Net cash used in financing activities	(54,296)	(72,704)
Net increase in cash, cash equivalents, and restricted cash	63,585	186,044
Cash, cash equivalents, and restricted cash—Beginning of period	658,086	322,878
Cash, cash equivalents, and restricted cash—End of period	$721,671	$508,922

Earnings Release Q3 2024
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Gross profit	$96,233	$83,273	$275,905	$240,442
Stock-based compensation expense	594	239	1,963	2,030
Amortization of stock-based compensation capitalized as internal-use software costs	1,297	1,325	4,198	3,711
Payroll tax expense related to stock-based compensation	13	24	81	100
Non-GAAP gross profit	$98,137	$84,861	$282,147	$246,283

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(13,689)	$(32,090)	$(57,919)	$(96,197)
Stock-based compensation expense	25,267	27,853	83,140	87,508
Amortization of stock-based compensation capitalized as internal-use software costs	1,297	1,325	4,198	3,711
Payroll tax expense related to stock-based compensation	392	765	2,773	3,142
M&A related transaction costs	—	—	3,369	—
Significant and non-recurring legal matters	3,342	—	4,601	—
Restructuring related charges	—	—	2,145	(5,806)
Non-GAAP net income (loss)	$16,609	$(2,147)	$42,307	$(7,642)
Weighted-average shares used in computing net loss per share—basic	157,609,988	150,853,611	156,763,734	150,036,927
Effect of dilutive securities(2)	3,454,266	—	7,296,376	—
Weighted-average shares used in computing non-GAAP net income (loss) per share—diluted	161,064,254	150,853,611	164,060,110	150,036,927
Net loss per share—basic and diluted	$(0.09)	$(0.21)	$(0.37)	$(0.64)
Non-GAAP net income (loss) per share—diluted	$0.10	$(0.01)	$0.26	$(0.05)
(2) For periods presented with a non-GAAP net loss, we have excluded the effect of potentially dilutive securities as their inclusion would be anti-dilutive.

Earnings Release Q3 2024

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(13,689)	$(32,090)	$(57,919)	$(96,197)
Depreciation and amortization	6,107	5,660	18,732	16,502
Interest income, net	(9,368)	(8,857)	(28,237)	(25,134)
Income tax expense	1,506	1,038	3,348	4,063
Other (income) expense, net	(219)	325	87	231
Stock-based compensation expense	25,267	27,853	83,140	87,508
Payroll tax expense related to stock-based compensation	392	765	2,773	3,142
M&A related transaction costs	—	—	3,369	—
Significant and non-recurring legal matters	3,342	—	4,601	—
Restructuring related charges	—	—	2,145	(5,806)
Adjusted EBITDA	$13,338	$(5,306)	$32,039	$(15,691)

Net loss margin	(8)%	(19)%	(11)%	(21)%
Adjusted EBITDA Margin	8%	(3)%	6%	(3)%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities(3)	$27,845	$19,750	$76,146	$18,071
Less: purchases of property, equipment, and software	(194)	(305)	(504)	(1,026)
Less: capitalized internal-use software costs	(4,911)	(3,859)	(13,579)	(11,463)
Less: purchases of content assets	(5,995)	(2,077)	(10,182)	(3,377)
Free Cash Flow	$16,745	$13,509	$51,881	$2,205
(3) The nine months ended September 30, 2024 and 2023 include $2.1 million and $5.1 million in cash payments for restructuring related charges.